SCUNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Amendment No. 1

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

Nyxio Technologies Corp.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies (set forth the amount on which the filing fee is calculated and state how it was determined):

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of securities::

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NYXIO TECHNOLOGIES CORPORATION

2156 NE Broadway

Portland, Oregon 97232

___________, 2014

On February 19, 2014, the board of directors and holders of a majority of the voting capital stock of Nyxio Technologies Corporation, a Nevada Corporation (the “Company”), acted by written consent in lieu of a special meeting of stockholders to approve an amendment to the Company’s Articles of Incorporation to increase its authorized shares of common stock. The Company’s Board of Directors fixed February 19, 2014 as the record date (the “Record Date”), for determining the holders of its voting capital stock entitled to notice of these actions and receipt of this Information Statement.

This Information Statement is first being mailed on or about _____________, 2014. The actions to be taken pursuant to the written consents dated as of February 19, 2014 shall be taken on or about ______________, 2014, twenty (20) days after the mailing of this Information Statement. You are urged to read the Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company’s outstanding voting capital stock.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
By: /s/ Giorgio Johnson
Name: Giorgio Johnson
Its: President and Chief Executive Officer

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INFORMATION STATEMENT PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

To The Stockholders of Nyxio Technologies Corporation:

NOTICE IS HEREBY GIVEN that the Board of Directors has received approval for pursuant to the written consent of stockholders in lieu of a special meeting, dated November 4, 2014 (the “Written Consent”) to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the common stock from 1,000,000,000 shares to 5,000,000,000 shares.

This Information Statement is being mailed on or about _____________, 2014. The above action will be taken on or about ______________, 2014, twenty (20) days after the mailing of this Information Statement.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 1,000,000,000 shares of common stock, of which 681,683,081 shares were issued and outstanding. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of February __, 2014 have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

The following shareholders (holding the indicated number of shares) voted in favor of the proposal outlined in this Information Statement:

Shareholder	Class of Stock	Number of Shares	Number of Voting Shares (1)	Percentage of Voting Power
Giorgio Johnson	Common Stock	60,041,527	1,060,041,527(2)	63.03%

(1)	Holders of Class B Convertible Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of ten million (10,000,000) votes for each share held. Holders of Class B Convertible Preferred Stock are also entitled, at their option, to convert their shares into shares of our common stock on a 1 for 1 basis.
(2)	Includes 60,041,427 shares of common stock and 100 shares of Class B Convertible Preferred Stock, which are convertible at the option of the holder into 100 shares of common stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on ______________, 2014.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 78.320(2) of the Nevada Revised Statutes.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, certain information known to us with respect to the beneficial ownership of the Company's voting securities by (i) each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's directors and its executive officers as a group. Unless otherwise indicated, each of the stockholders can be reached at the Company's principal executive offices located at 2156 NE Broadway Portland, Oregon 97232.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class	Percent of Voting Power
Current Executive Officers & Directors:
Common Stock	Giorgio Johnson c/o Nyxio Technologies Corporation 2156 NE Broadway Portland, OR 97232	60,041,527 shares(2)	8.81%	63.03%
Common Stock	David Dabau c/o Nyxio Technologies Corporation 2156 NE Broadway Portland, OR 97232	0 shares	0%	0%
Common Stock Total of All Current Directors and Officers:		60,041,527	8.81%	63.03%

Class B Convertible Preferred Stock	Giorgio Johnson c/o Nyxio Technologies Corporation 2156 NE Broadway Portland, OR 97232	100 shares	100%	100%

Class B Convertible Preferred Stock	David Dabau c/o Nyxio Technologies Corporation 2156 NE Broadway Portland, OR 97232	0 shares	0%	0%
Class B Convertible Preferred Stock Total of All Current Directors and Officers:		100 shares	100%	100%

More than 5% Beneficial Owners
Common Stock	Tide Pool Ventures Corporation 28963 Palos Verdes Drive E. Rancho Palos Verdes, California 90275	35,000,000(3)	9.9%	9.9%
Common Stock	Asher Enterprises, Inc. 1 Linden Place Great Neck, NY 11021	66,621,902(4)	9.7%	9.9%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Includes 60,041,427 shares of common stock and 100 shares of Class B Convertible Preferred Stock, which are convertible at the option of the holder into 100 shares of common stock and which are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of ten million (10,000,000) votes for each share held.

(3) Includes 35,000,000 shares of common stock. The holder also holds convertible notes in the aggregate principal amount of $21,772.80. The Notes, however, may not be converted into common stock such that Tide Pool Ventures Corporation would beneficially own more than 9.99% of the Company’s common stock at any given time. Todd Violete is the President of Tide Pool Ventures Corporation. In that capacity, he may exercise voting and investment power over its shares, subject to the supervision of its board of directors.

(4) Curt Kramer is the President of Asher Enterprises, Inc. In that capacity, he may exercise voting and investment power over its shares, subject to the supervision of its board of directors.

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AMENDMENT TO THE ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and stockholders of the Company have approved an increase in the number of the Company’s authorized shares of common stock from 1,000,000,000 shares to 5,000,000,000 by means of an amendment to the Company’s Articles of Incorporation.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of common stock do not have preemptive rights to purchase or subscribe for any new issuances of common stock, the authorization and subsequent issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter current stockholders’ relative rights and limitations.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the increase in the authorized Common Stock is attached hereto as Exhibit A. The increase in the authorized common stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase

In order to permit us to raise capital or issue our common stock for other business purposes, we need to increase the number of shares of our common stock authorized for issuance under our Articles of Incorporation. As a result of the increase in authorized common stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends. Currently, the Company has no such plans or agreements.

Effects of Increase

In general, the issuance of any new shares of common stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the common stock. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized common stock be utilized as an anti-takeover measure.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the common stock is required for the approval of the increase in the number of shares of the authorized common stock. On the Record Date, the increase from 1,000,000,000 shares to 5,000,000,000 was approved by the holders of approximately 63% of the outstanding shares of Common Stock.

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No Dissenters’ Right of Appraisal

Neither Nevada law nor our Articles of Incorporation provides our shareholders with dissenters’ rights in connection with the amendment to our Articles. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial interest in the increase in our authorized shares of common stock.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended February 28, 2013, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A Form of Articles of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the Articles of Incorporation to the shareholders holding majority of the voting power.

By Order of the Board of Directors,
By: /s/ Giorgio Johnson
Name: Giorgio Johnson
Its: President and Chief Executive Officer
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EXHIBIT A

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
Nyxio Technologies Corp.

2.	The articles have been amended as follows (provide article numbers, if available):
3. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is five billion one thousand five hundred (5,000,001,500) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is five billion (5,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one thousand five hundred (1,500) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
majority

4.	Effective date of filing (optional):

5.	Signatures (required)

X /s/ Giorgio Johnson
Signature

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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